UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

VERB TECHNOLOGY COMPANY, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3024 Sierra Juniper Ct Las Vegas, Nevada	89138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2025, Verb Technology Company, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Certificate of Amendment”), with the Secretary of the State of Nevada to effect a change of the Company’s name from “Verb Technology Company, Inc.” to “TON Strategy Company” (the “Name Change”). The Certificate of Amendment will become effective as of 9:00 a.m. Eastern Daylight Time on September 2, 2025. The Board of Directors of the Company (the “Board”) approved the Name Change and the Certificate of Amendment pursuant to Section 78.390 of the Nevada Revised Statutes (the “NRS”). Pursuant to NRS Section 78.390(8), no shareholder approval was required for the Certificate of Amendment because it only related to a name change.

In addition, the Board also approved an amendment of the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”), effective upon the effectiveness of the Certificate of Amendment, solely to reflect the Name Change.

In connection with the Name Change, the Company changed its trading symbol on the Nasdaq Capital Market for the Company’s common stock, par value $0.0001 per share (“Common Stock”), from “VERB” to “TONX”. The trading symbol change will take place on September 2, 2025 and will be effective as of the open of trading on September 2, 2025 (the “Symbol Change”).

The Name Change and the Symbol Change do not affect the rights of the Company’s securityholders. Securityholders do not need to take any action in connection with the Name Change or the Symbol Change. The CUSIP number for the Common Stock will remain 92337U302.

Each of the foregoing descriptions of the Certificate of Amendment and the Bylaws is subject to, and qualified in its entirety by, the Certificate of Amendment and the Bylaws, copies of each of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 29, 2025, the Company issued a press release announcing the Name Change, the Symbol Change, and that the Company will publish its first “Chairman’s Message” on Friday, September 5, 2025. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Disclosure Channels to Disseminate Information

Company investors and others should note that the Company announces material information to the public about the Company, its strategy and other items through a variety of means, including on the Company website (https://www.verb.tech.com/), its investor relations website (https//ir.verb.tech), its email alerts subscription website (https://ir.verb.tech/news-events/email-alerts), its filings with the Securities and Exchange Commission (the “SEC”), press releases, public conference calls, webcasts, and its various social media accounts in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages its investors and others to review the information it makes public in the locations below as such information could be deemed to be material information.

The Company posts information about the Company (which may or may not be material) via the following social media accounts: the Company’s new Telegram handle (@tonstrat) and its new X.com handle (@tonstrat). Mr. Stotz posts information about the Company (which may or may not be material) through his social media accounts, including his X.com handle (@ManuelStotz). The social media channels used by the Company and Mr. Stotz may be updated by the Company and Mr. Stotz, respectively, from time to time.

Although the Company does not intend for its social media accounts to be its primary method of disclosure for material information, it is possible that certain information the Company posts on its social media accounts may be deemed material to investors. Therefore, the Company is notifying investors, the media and other interested parties that it uses the aforementioned social media accounts, together with its investor relations website, traditional press releases, and filings with the SEC, to publish important information about the Company, including information that may be deemed material to investors. The Company encourages investors, the media and other interested parties to review the information it posts on its aforementioned investor relations website and social media channels, in addition to information announced by the Company through its filings with the SEC, press releases, webcasts and other presentations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Articles of Incorporation, effective as of September 2, 2025
3.2	Amended and Restated Bylaws of the Company, as amended, effective as of September 2, 2025
99.1	Press release, dated August 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verb Technology Company, Inc.

	By:	/s/ Sarah Olsen
	Name	Sarah Olsen
Chief Financial Officer and Chief Operating Officer

Date: August 29, 2025